EXHIBIT 10.11

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

SECURITIES PURCHASE AGREEMENT
FOR NON-US PERSONS

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 28, 2010, by and among Shiner International, Inc., a Nevada corporation, with headquarters located at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125 (the ”Company”), and the investors listed on the Schedule of Investors attached hereto (individually, a “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 903 of Regulation S promulgated thereunder, the Company desires to offer, issue and sell to the Investors, and the Investors, severally and not jointly, desire to purchase from the Company, up to 3,333,333 units (the “Units”), with each Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) and a warrant to purchase twenty percent (20%) of one (1) share of Common Stock at an exercise price of $1.70 per share (the “Warrants”), at a purchase price of $1.20 per Unit (the “Offering Price”) for an aggregate offering of a minimum of $3,000,000 and up to a maximum of $4,000,000 (the “Offering”).  The Units, Shares, Warrants and shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares”) are collectively referred to herein as the “Securities.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Investors agree as follows:

1.           PURCHASE AND SALE OF UNITS.

(a)	Purchase of Units.

(i)           Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Investor, and each Investor severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), the number of Units set forth opposite such Investor’s name on the Schedule of Investors (the “Closing”).

(ii)           Closing. The date and time of the Closing (the “Closing Date”) shall be the first business day following notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Stevens & Lee P.C., 1818 Market Street, 29th Floor, Philadelphia, PA 19103 (or such other place as mutually agreed upon by the parties hereto). By agreement of the parties hereto, the Closing may be alternatively accomplished by facsimile transmission to the respective offices of legal counsel for the parties of the requisite documents, duly executed where required, with originals to be delivered by overnight courier service on the next business day following the Closing Date.

(iii)           Purchase Price. The aggregate purchase price for the Units to be purchased by each Investor at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Investor’s name in the Schedule of Investors. The minimum investment for each Investor shall be 8,000 Units, for a minimum Purchase Price of $10,000.

(b)           Form of Payment. On the Closing Date, (i) each Investor shall pay its Purchase Price for the Shares and the Warrants to be issued and sold to such Investor at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions to be delivered to the Investor, and (ii) the Company shall deliver to each Investor the Shares and the Warrants, in each case duly executed on behalf of the Company and registered in the name of such Investor or its designee.

2.           INVESTOR’S REPRESENTATIONS AND WARRANTIES.  The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a)           The Investor understands that the Units are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Units.  In this regard, the Investor represents and warrants to and agrees with the Company as follows:

(i)           The Investor has (x) carefully reviewed this Agreement and the Confidential Purchaser Questionnaire attached as Exhibit “A” hereto, the Form of Warrant attached as Exhibit “B” hereto and the Registration Rights Agreement attached as Exhibit “C” hereto, as well as all of the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), copies of which may be accessed through the “SEC Filings” tab on the Company’s website at http://www.shinerinc.com/html/investor.asp (the “’34 Act Filings”), and (y) understands the information contained in each such document including, but not limited to, the ’34 Act Filings.

(ii)           The Investor has full power and authority to enter into this Agreement and each of the Transaction Documents, the execution and delivery of this Agreement and the Transaction Documents has been duly authorized, if applicable, and this Agreement and the Transaction Documents constitute a valid and legally binding obligation of the Investor.

(iii)           All documents, records and books pertaining to the Company and/or this investment that the Investor has requested have been made available for inspection by him and/or his attorney, accountant and other advisor(s);

(iv)           The Investor and/or the Investor’s advisors, if any, have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the Company concerning the offering of the Units and all such questions have been answered and all such information has been provided to the full satisfaction of the Investor;

(v)           Neither the Investor nor the Investor’s advisors, if any, have been furnished any offering literature other than this Agreement and the exhibits attached hereto and the Investor and the Investor’s advisors, if any, have relied only on the information contained in this Agreement, the exhibits attached hereto and the ’34 Act Filings, and the information, as described in subparagraphs (ii) and (iii) above, furnished or made available to them by the Company;

(vi)           No oral or written representations have been made and no oral or written information has been furnished to the Investor or the Investor’s advisors, if any, in connection herewith that were in any way inconsistent with the information set forth in this Agreement, the exhibits attached hereto and the ’34 Act Filings;

(vii)           The Investor is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting;

(viii)           The Investor acknowledges that he has conducted his own independent evaluation of the Company and has analyzed the risks associated with an investment in the Units and has based the decision to invest in the Units on the results of this evaluation and analysis;

(ix)           The Investor’s overall commitment to investments that are not readily marketable is not disproportionate to the Investor’s net worth and the Investor’s investment in the Company will not cause such overall commitment to become disproportionate to the Investor’s net worth;

(x)           If the Investor is a natural person, the Investor has reached the age of majority in the jurisdiction in which the Investor resides, has adequate net worth and means of providing for the Investor’s current financial needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Units for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment;

(xi)           The address set forth below is the Investor’s true and correct residence (or, if not an individual, domiciliary) address;

(xii)           The Investor (A) has such knowledge of, and experience in, business and financial matters so as to enable him to utilize the information made available to him in connection with the offering of the Units in order to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto, (B) the Investor has carefully evaluated the risks of investing and (C) has the capacity, either alone, or with a professional advisor, to protect his own interests in connection with a purchase of the Units;

(xiii)           The Investor is not relying on the Company with respect to the economic considerations of the Investor relating to this investment.  In regard to such considerations, the investor has relied on the advice of, or has consulted with, only his own advisors.  The Investor recognizes that the information furnished by the Company does not constitute investment, accounting, legal or tax advice.  The Investor is relying on professional advisors for such advice;

(xiv)           The Investor is acquiring the Units solely for his own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Units. Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Units for which the Investor is subscribing or any part of the Units;

(xv)           Any resale of the Securities during the ‘distribution compliance period’ as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Investor will not offer to sell or sell the Securities in any jurisdiction unless the Investor obtains all required consents, if any.

(xvi)           The Units are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Units.  In this regard, the Investor represents, warrants and agrees that:

1.	The Investor is not a U.S. Person and is not an Affiliate of the Company and is not acquiring the Securities for the account or benefit of a U.S. Person.

2.	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Investor was outside of the United States.

3.
The Investor will not, during the period commencing on the date of issuance of the Securities and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

4.
The Investor will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

5.
The Investor was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Securities, including without limitation, any put, call or other option transaction, option writing or equity swap.

6.
Neither the Investor nor or any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Securities and the Investor and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

7.
The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

8.
Neither the Investor nor any person acting on his behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities.  The Investor agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(xvii)       The Investor understands that the certificate(s) evidencing ownership of the Shares and the Warrant Shares and the Warrants will each bear a restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.

TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(xviii)      The Investor understands that, except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel selected by the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(xix)           The Investor understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be sold or transferred unless (x) such sale or transfer is subsequently registered thereunder; (y) the Investor shall have delivered to the Company an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (z) the securities are sold pursuant to an available exemption from registration;

(xx)           The Investor understands that the price of the Units has been determined arbitrarily by the Company and may not be indicative of the true value of the Units.  The Investor understands that no assurances can be given that the Shares, the Warrants or the Warrant Shares could be resold by the Subscriber for the Purchase Price or any price and he has made an independent determination of the fairness of the Purchase Price; and

(xxi)           The Investor has completed and returned to the Company a Confidential Purchaser Questionnaire.  The information provided by the Investor in the Confidential Purchaser Questionnaire is true and correct and the Investor understands that the Company is relying upon such information in connection with the purchase of the Units by the Investor.

(b)           The Investor recognizes that an investment in the Units involves a number of significant risks including, but not limited to, those risks described in the ’34 Act Filings.

(c)           The Investor understands that no federal or state agency has passed upon the Units or made any finding or determination as to the fairness of this investment in the Units.

(d)           All information that the Investor has heretofore furnished and furnishes herewith to the Company are true, correct and complete as of the date of execution of this Agreement and if there should be any material change in such information prior to the Closing, the Investor will immediately furnish such revised or corrected information to the Company.

(e)           The Investor acknowledges and agrees that the Company intends to pay 3CM Partners, Inc. at final Closing an amount equal to $165,000 in the aggregate for pre-transaction services, including but not limited to due diligence and structuring, and, reimbursement for out-of-pocket expenses and Investor legal fees.

(f)           The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by the Investor to the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the Closing as if made on and as of such date and shall survive such date.  If more than one Investor is signing this Agreement, each representation, warranty and undertaking herein shall be the several and not joint representation, warranty and undertaking of such Investors.

3.           COMPANY’S REPRESENTATIONS AND WARRANTIES.  The Company hereby acknowledges, represents and warrants to, and agrees with, the Investor as follows:

(a)           Organization, Qualification. Each of the Company and its “Significant Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns a majority of the capital stock or holds a majority equity or similar interest) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its Significant Subsidiaries is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary. The Company has no Significant Subsidiaries except as set forth in ’34 Act Filings.

(b)           Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the “Transaction Documents” (which is defined to include this Agreement, the Share certificate, the Warrant, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder) and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including, without limitation, the issuance of the Securities and the reservation for issuance and the issuance of the Shares and the Warrant Shares, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby including, without limitation, the issuance of the Securities and the reservation for issuance and the issuance of the Shares and the Warrants Shares, do not and will not:

(i)           conflict with or violate any provision of the Company’s or any Significant Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents;

(ii)           conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Significant Subsidiary debt or otherwise) or other understanding to which the Company or any Significant Subsidiary is a party or by which any property or asset of the Company or any Significant Subsidiary is bound or affected; or

(iii)           result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Significant Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Significant Subsidiary is bound or affected.

(d)           No Consent, Etc. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (to the extent required):

(i)           the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement;

(ii)           filings required by state securities laws; and

(iii)           those that have been made or obtained prior to the date of this Agreement.

The Company and its Significant Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration or filings pursuant to the preceding clauses.  The Company is not in violation of the rules of the Nasdaq Capital Market (the “Principal Market”) and has no knowledge of any facts that would reasonably lead to the termination or suspension of the trading of the Common Stock in the foreseeable future.

(e)           The Units have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances.  The Company has reserved from its duly authorized Common Stock, the Shares and such number of additional shares of Common Stock as equal 125% of the Warrant Shares issuable as of the date hereof. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and sale by the Company of the Securities is exempt from registration under the Securities Act.

(f)           None of the Company, any of its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company, nor any of its Significant Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(g)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which as of the date hereof, 24,688,155 are issued and outstanding and 1,760,050 shares are reserved for issuance (other than the Units, the Shares and the Warrants).   All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in the '34 Act Filings: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Significant Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Significant Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any of its Significant Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Significant Subsidiaries is or may become bound to redeem a security of the Company or any of its Significant Subsidiaries; and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h)           Exchange Act Filings. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and, since September 30, 2009, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including the ’34 Act Filings.  The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Company’s Form 10-K for the year ended December 31, 2009, including the accompanying financial statements, and it’s Form 10-Qs for the first three quarters of 2010 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of these filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the ’34 Act Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Significant Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i)           Absence of Certain Events, Liabilities, etc. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Significant Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.  Except as disclosed in the ’34 Act Filings, neither the Company nor any of its Significant Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Significant Subsidiaries respective businesses since December 31, 2009 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Significant Subsidiaries.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Significant Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(j)           Indebtedness.  Except as disclosed in the ’34 Act Filings, neither the Company nor any of its Significant Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Significant Subsidiary is in default with respect to any Indebtedness.

(k)           Foreign Corrupt Practices Act.  Neither the Company nor any of its Significant Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Significant Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Significant Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(l)           Related Transactions.  Except as set forth in the Company’s ‘34 Act Filings, none of the officers, directors or employees of the Company or any of its Significant Subsidiaries is presently a party to any transaction with the Company or any of its Significant Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Significant Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(m)           Title to Assets.  Each of the Company and its Significant Subsidiaries has good and marketable title to all of its real and personal property reflected in its most recent Form 10-K, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those disclosed in such Form 10-K or its Form 10-Qs thereafter filed with the SEC or such that, individually or in the aggregate, do not cause a Material Adverse Effect.  All said leases of the Company and each of its Significant Subsidiaries are valid and subsisting and in full force and effect.

(n)           Litigation. Except as set forth in the  ‘34 Act Filings, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries, the Common Stock or any of the Company’s Significant Subsidiaries or any of the Company’s or its Significant Subsidiaries’ officers or directors.

(o)           Insurance. The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Significant Subsidiaries are engaged.  Neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Significant Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(p)           Tax Matters.   There are no federal, state, county or local taxes due and payable by the Company or any of its Significant Subsidiaries which have not been paid.  The provisions for taxes on the most recent balance sheet of the Company are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets.  The Company and each of its Significant Subsidiaries has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.  Neither the Company nor any Significant Subsidiary is presently subject to a federal or state tax audit of any kind.

(q)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(r)           OFAC.  None of the Company or any of its Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of any of the Company or any of its Significant Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any Significant Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(s)           Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.           COVENANTS.

(a)           Efforts to Satisfy Conditions. Each party shall use its commercially reasonable efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 8 and 9 of this Agreement.

(b)           Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Warrant Shares and none of the Shares or Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(c)           Financial Information. Unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, the Company agrees to send the following to each Investor during the Reporting Period (i) within five (5) Business Days (as defined herein) after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) within one (1) Business Day after the release thereof, facsimile copies of all material press releases issued by the Company or any of its Significant Subsidiaries, (iii) within two (2) Business Days after the release thereof, facsimile copies of all other press releases issued by the Company and (iv) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(d)           Listing. The Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the common stock is then listed (subject to official notice of issuance) and shall use its commercially reasonable efforts to maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use its commercially reasonable efforts to maintain the common stock’s authorization for quotation on the Principal Market. The Company shall not, nor shall it cause or permit any of its Significant Subsidiaries to, take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e)           Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Investor.  Without limiting the foregoing, the Company agrees to pay to 3CM Partners Inc. at the final Closing an amount not to exceed $210,000 in the aggregate for pre-transaction services, including but not limited to due diligence and structuring, and, reimbursement for out-of-pocket expenses and Investor legal fees.

(f)           Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(a)(xviii) hereof; provided that the Investor and its pledgee shall be required to comply with the provisions of Section 2(a)(xviii) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Investor.

(g)           Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Trading Day following the date hereof, the Company shall issue a press release describing the terms of the transactions contemplated by the Transaction Documents. On or before 8:30 a.m., New York Time, on the fourth Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Shares, the form of Warrant, and the Registration Rights Agreement as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the Closing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in this Agreement or the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with, and the Investor shall not request, any material, nonpublic information regarding the Company from and after the Closing without the express written consent of the Investor. In the event of a breach of the foregoing covenant by the Company or any of its officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to request the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company or any of its officers, directors, employees or agents. The Investor shall not have any liability to the Company or any of its officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with and given an opportunity to review and comment on any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the SEC or any regulatory agency or the Principal Market, without the prior written consent of such Investor, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or (ii) as required by law or Principal Market regulations or any order of any court or other governmental agency, in which case the Company shall provide such Investor with prior notice of such disclosure.

(h)           Integration. None of the Company or its affiliates and any Person acting on their behalf will take any action or steps referred to in Section 3(f) that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

(i)           Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and the Company agrees not to take a position contrary to this Section 4(j).

(j)           Use of Proceeds. The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes, as well as possible acquisitions and not for any other reason.  .

(k)           Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 100% of the number of Shares issuable hereunder and (ii) 125% of the Warrant Shares (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(l)           Conduct of Business.  The business of the Company and its Significant Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m)           New Auditor.  The Company shall engage a new independent public accounting firm (the “New Auditor”) reasonably acceptable to the Majority Investors to conduct the Company’s audit for its fiscal year ending December 31, 2011. The Company shall obtain the written consent of the Majority Investors prior to engaging the New Auditor, which consent shall not be unreasonably withheld.  For purposes hereof, “Majority Investors” shall mean the Investor or Investors holding a majority of the shares of Common Stock issued pursuant to this Agreement.

5.           INDEMNIFICATION.

(a)           In addition to all rights and remedies available to each Investor at law or in equity, the Company hereby agrees to indemnify and fully defend, save and hold each Investor and subsequent holder of the Units and the securities underlying the Units, and their partners, members, directors, officers, employees, agents, successors and assigns (collectively, the “Investor Indemnified Parties”) harmless from and against any and all losses (including, without limitation, diminutions in value), liabilities, obligations, damages, claims, causes of action, judgments, assessments, penalties, costs and expenses, deficiencies, interest, penalties or fines, which shall arise at any time or from time to time whether or not arising out of any claims by or on behalf of any other Person, including the reasonable fees, expenses, disbursements and all reasonable amounts paid in investigation, defense, settlement of any of the foregoing of one firm of attorneys and one firm of each other type of professionals (collectively, “Losses”) based upon, attributable to, in connection with, relating or incidental to or resulting from:

(i)          the misrepresentation or breach of any representation or warranty of the Company set forth in the Transaction Documents;

(ii)         the nonfulfillment or breach of any covenant on the part of the Company under any Transaction Document; or

(iii)        any action, demand, proceeding, investigation or claim by any third-party (including, without limitation, governmental agencies) against or affecting the Company or any Significant Subsidiary which, if successful, would give rise to or evidence the existence of or related to a breach of (i) any of the representations or warranties at the time made or (ii) covenants of the Company.

(b)           In the event that any third-party legal proceedings shall be instituted or any third-party claim or demand (a “Claim”) shall be asserted by any Person in respect of which payment may be sought under this Section 5, the Investor Indemnified Party shall promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Company.  The Company shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the Company elects to assume the defense of, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five days of receipt of written notice of the assertion of a Claim (or sooner, if the nature of the Claim so requires) notify the Investor Indemnified Party of its intent to do so.  If the Company elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder or fails to notify the Investor Indemnified Party of its election as herein provided or contests its obligation to indemnify the Investor Indemnified Party for such Losses under this Agreement, the Investor Indemnified Party may defend against, negotiate, settle or otherwise deal with such Claim.  If the Investor Indemnified Party defends any Claim, then the Company shall reimburse the Investor Indemnified Party for the reasonable expenses of defending such Claim upon submission of periodic bills. If the Company shall assume the defense of any Claim, the Investor Indemnified Party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such Investor Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Company if, (i) so requested by the Company to participate or (ii) in the reasonable opinion of counsel to the Investor Indemnified Party, a conflict or potential conflict exists between the Investor Indemnified Party and the Company that would make such separate representation advisable.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(c)           Any indemnification of any Investor Indemnified Party by the Company pursuant to this Section 5 shall be effected by wire transfer of immediately available funds from the Company to an account designated by such Investor Indemnified Party within 15 days after the date the payment of such amount is requested, in accordance with the terms of this Agreement.

(d)           The failure of the Investor Indemnified Party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the Company’s obligations with respect thereto except to the extent that the Company can demonstrate actual loss and prejudice as a result of such failure.

6.           ANTI-DILUTION.  If the Company shall at any time or from time to time (the “New Issue Date”) prior to the date that is 18 months after the date of this Agreement issue or sell (x) shares of Common Stock or (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock at a price per share (the “New Issue Price”) that is less than the price per share of Common Stock purchased pursuant to this Agreement (which, for this purpose, shall be determined using the per Unit price)  (the “Original Issue Price”) (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock as equal to (x) the sum of the price paid for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Company shall issue and sell to the Investors that purchased Common Stock issued and sold pursuant to this Agreement at a price of $0.001 per share, a number of shares of Common Stock equal to the difference of (i) the number of shares of Common Stock which the aggregate Original Issue Price paid for the shares of Common Stock held by such Investor on the New Issue Date would have purchased on the Closing Date at the New Issue Price, and (ii) the number of shares of Common Stock held by such Investor on the New Issue Date. For purposes of any subsequent anti-dilution adjustment for the benefit of the Investors, the Original Issue Price shall be deemed to be the New Issue Price then in effect prior to any such subsequent adjustment.

7.           REGISTER.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Shares and the Warrants, in which the Company shall record the name and address of the Person in whose name the Shares and the Warrants have been issued (including the name and address of each transferee), and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Investor or its legal representatives.

8.            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Units to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(a)         Such Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)         Such Investor and each other Investor shall have delivered to the Company the Purchase Price for the Units by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)           The representations and warranties of such Investor shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and such Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

9.           CONDITIONS TO EACH INVESTOR’S OBLIGATION TO PURCHASE. The obligation of each Investor hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to such Investor (i) each of the Transaction Documents, (ii) a certificate representing the Shares and (iii) a Warrant.

(b)           The Company shall have delivered to such Investor (x) a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date and (y) a facsimile or other acceptable method of confirmation from such Secretary of State (or comparable office) as of the Closing Date as to the continued good standing of such entity.

(c)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date and such Investor shall have received a certificate dated as of the Closing Date executed by an authorized officer of the Company to such effect.

(d)           The Company shall have delivered to such Investor a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within five (5) days of the Closing Date.

(e)           The common stock of the Company (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(f)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(g)           The Investor shall have received the opinion of Stevens & Lee, P.C., the Company’s U.S. counsel, dated as of the Closing Date, in form reasonably satisfactory to the Investor.

10.           TERMINATION.  In the event that the Closing shall not have occurred with respect to an Investor on or before December 15, 2010 due to the Company’s or such Investor’s failure to satisfy the conditions set forth in Sections 8 and 9 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

11.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to residents of that jurisdiction executing contracts wholly to be performed therein.  The Investor agrees that any action or proceeding directly or indirectly relating to or arising out of this Agreement, any breach hereof, or any transaction covered hereby shall be resolved, whether by arbitration or otherwise, within the State of New York.  Accordingly, the parties consent and submit to the jurisdiction of the state courts of the State of New York located within New York, New York or the United States federal courts located in the Southern District of New York.  The parties further agree that any such relief whatsoever in connection with this Agreement shall be commenced by such party exclusively in the state courts of the State of New York located within New York, New York or the United States federal courts located in the Southern District of New York.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 11(e) shall be binding on the Investor and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Shares, or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Shiner International, Inc.
19/F, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province, China 570125
Attn.: Chief Executive Officer

Copy to:

Stevens & Lee, P.C.
1818 Market Street
Philadelphia, PA 19306
Attn.: William W. Uchimoto, Esq.

If to an Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to such Investor’s representatives as set forth on the Schedule of Investors, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively; provided however that the foregoing clause (B) shall only be valid if such communication contained in the facsimile is delivered by an overnight courier service within 24 hours of the transmission of facsimile.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Shares and the Warrants). An Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival. Unless this Agreement is terminated under Section 10, the representations and warranties of the Company and the Investors contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 7 and 11 shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)           Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(m)           Remedies. Each Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to such Investor. The Company therefore agrees that each Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

Subscription Information (to be completed by individual subscriber):

Units Purchased ________________________________________________________________________________

Purchase Price of Units (Number of Units Purchased x $1.20 per Unit) ______________________________________

Name(s) in which the Units is to be registered:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Home Address _________________________________________________________________________________

Mailing Address ________________________________________________________________________________

Form of joint ownership (if applicable).  (If one of these items is checked, subscriber and co-subscriber must both sign all documents.):

Tenants-in-Common_________________________	Joint Tenants_________________________

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed on the ____ day of December, 2010.

Please Print Name of Subscriber	Signature of Subscriber	Social Security Number

Please Print Name of Co-Subscriber	Signature of Co-Subscriber	Social Security Number

[ATTACH CHECK HERE]

THIS PORTION NOT TO BE COMPLETED BY SUBSCRIBER

RECEIPT AND ACCEPTANCE

FUNDS AND AGREEMENT RECEIVED ON December __, 2010.

By:

SUBSCRIPTION ACCEPTED ON DECEMBER 28, 2010.

SHINER INTERNATIONAL, INC.

By:	/s/ Qingtao Xing
Qingtao Xing
President & Chief Executive Officer

WIRE TRANSFER INSTRUCTIONS

If Subscriber wishes to wire transfer the purchase price of his Units, he or she shall wire transfer immediately available funds in the amount of the Purchase Price subscribed for hereunder, as follows:

Bank:

Account Name:                      Shiner International Inc.

Account No.:

Bank Routing No.:

Swift Code:

EXHIBIT A

CONFIDENTIAL PURCHASER QUESTIONNAIRE

ACCREDITED INVESTOR STATUS

The subscriber/investor represents that it is an Accredited Investor on the basis that it is:

Initial if applicable
______	(1) The subscriber/investor hereby represents that he/she is a director or executive officer of the Company.
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(2)      The subscriber/investor hereby represents that he/she is a natural person whose “net worth” at the time of purchase of the Securities, or joint “net worth” with the subscriber/investor’s spouse, exceeds $1,000,000.  For purposes of this category, “net worth” is deemed to be exclusive of the value of the subscriber/investor’s primary residence.

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(3)      The subscriber/investor hereby represents that he/she is a natural person who had income in excess of $200,000 in each of the two most recent years, or who had joint income with the subscriber/investor’s spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.

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(4)      The subscriber/investor hereby represents that it is an IRA, Keogh or similar benefit plan that covers a single natural person who is an accredited investor. (If this category is initialed, please also initial the additional category or categories under which the natural person qualifies as an accredited investor.)

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(5)      The subscriber/investor hereby represents that it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Shares and Warrants of the Company.

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(6)      The subscriber/investor hereby represents that it is a partnership, corporation or other entity all of whose equity owners satisfy one or more of the conditions set forth in (1) though (5), and a certification as to such status by each such equity owner is attached hereto.

______	(7) The subscriber/investor hereby represents that he/she/it is an accredited investor not described above, based on the following information: